Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report             November 10, 2000
              -----------------------------------------------------------------
The Bureau of National Affairs, Inc.
(Exact name of registrant as specified in its charter)

          Delaware               2-28286                      53-0040540
----------------------------   ------------                ------------------
(State or other jurisdiction   (Commission                   (IRS Employer
     of incorporation)          File Number)               Identification No.)

1231 25th Street, N.W., Washington, D.C.                        20037
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code         (202)-452-4200
                                                           --------------

Item 2.     Acquisition or Disposition of Assets

On November 10, 2000, The Bureau of National Affairs, Inc. (the "Company") acquired all of the publishing and operating assets of Kennedy Information, LLC, a New Hampshire limited liability corporation (Kennedy), and those of Kennedy's wholly owned subsidiary, Kennedy Professional Publishing, LLC, a New York limited liability corporation, pursuant to an asset purchase agreement dated November 3, 2000. The Company paid to Kennedy approximately $46.1 million cash and assumed liabilities of approximately $1.6 million. The purchase price was determined based on an evaluation of Kennedy's business and the results of arms-length negotiations between the parties. There was no material relationship between Kennedy and the Company or any of its affiliates, directors or officers, or any of their associates.

Kennedy is a provider of research, information, and advisory services to the recruiting, consulting, and investor relations industries. The Company will operate the acquired business as a wholly owned subsidiary, Kennedy Information, Inc.

The purchase price paid to Kennedy is subject to post-closing adjustments based on certain working capital items at November 9, 2000, as set forth in the purchase agreement. Additional monies could be paid out if performance targets are exceeded for fiscal years ending December 31, 2001 through 2004.

Financing

The Company financed the cash portion of the initial purchase payment with general corporate funds ($1.1 million) and with unsecured debt financiang provided by The Prudential Insurance Company of America ($45 million). Interest on the Prudential loan will be fixed through a ten-year term at 8.15 percent per year. Interest is payable quarterly, and annual principal payments of $7.5 million per year will commence in 2005. Any additional incentive payments will most likely be paid from corporate funds, but may be financed with additional borrowings.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

         (a) and (b) Not Applicable. Financial statements and Pro forma financial information are not required per 210.3-05(b)(2)(i), and 210.11-01(c) of Regulation S-X.

         (c) Exhibits. Exhibit 2.1 attached is the Asset Purchase Agreement between Kennedy Information, LLC and The Bureau of National Affairs, Inc., dated as of November 3, 2000 (exhibits and schedules omitted).


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   The Bureau of National Affairs, Inc.
                                   ------------------------------------
                                   Registrant


November 21, 2000                  s/George J. Korphage
-----------------                  --------------------------
Date                               George J. Korphage
                                   Vice President and Chief Financial Officer

                      The Bureau of National Affairs, Inc.

                                    Form 8-K

                                  Exhibit Index



Exhibit No.           Description
-----------           ----------------------------
     2.1 Asset Purchase Agreement dated as of November 3, 2000 between Kennedy Information, LLC, and The Bureau of National Affairs, Inc.(exhibits and schedules omitted).